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                          AAMES FINANCIAL CORPORATION
                         9.125% Senior Notes Due 2003


                           ________________________

                         FIRST SUPPLEMENTAL INDENTURE

                         Dated as of October 21, 1996

                           ________________________


                           THE CHASE MANHATTAN BANK,
                                    Trustee

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PAGE

                           CROSS-REFERENCE TABLE TO
                          INDENTURE SECTIONS ADDED BY
                                THIS SUPPLEMENT

  TIA                                                  Indenture
Section                                                 Section
--------                                               ---------

312(b)         ...................................          14.12
   (c)         ...................................          14.12
313(c)         ...................................          14.11
314(a)         ...................................          14.11
   (c) (1)     ...................................          14.13
   (c) (2)     ...................................          14.13
   (e)         ...................................          14.14
315(b)         ...................................          14.11
316(a) (last sentence)............................          14.15
318(a)         ...................................          14.10

               N.A. means Not Applicable.

--------------------------
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of the Indenture.

                               TABLE OF CONTENTS
                                                                          PAGES

A.   PROVISIONS SUPPLEMENTAL TO ARTICLE ONE OF THE INDENTURE. . . . . . . . . 1
     1.   Rules of Construction . . . . . . . . . . . . . . . . . . . . . . . 1
     2.   Terms Defined in the Original Indenture . . . . . . . . . . . . . . 2
     3.   Additional Definitions. . . . . . . . . . . . . . . . . . . . . . . 2
     4.   Other Additional Definitions. . . . . . . . . . . . . . . . . . . .19

B.   TITLE AND TERMS OF THE NOTES PURSUANT TO SECTION 3.01. . . . . . . . . .19
     1.   Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .19
     2.   Dating of the Notes . . . . . . . . . . . . . . . . . . . . . . . .19
     3.   Maximum Aggregate Principal Amount. . . . . . . . . . . . . . . . .19
     4.   Priority of Payment . . . . . . . . . . . . . . . . . . . . . . . .20
     5.   Price to Public . . . . . . . . . . . . . . . . . . . . . . . . . .20
     6.   Payment of Principal. . . . . . . . . . . . . . . . . . . . . . . .20
     7.   Interest, Interest Payment Dates, Record Dates. . . . . . . . . . .20
     8.   Subsidiary Guarantees . . . . . . . . . . . . . . . . . . . . . . .21
     9.   Global Securities . . . . . . . . . . . . . . . . . . . . . . . . .21
     10.  Registration of Transfer or Exchange. . . . . . . . . . . . . . . .21
     11.  Place of Payment of Principal and Interest. . . . . . . . . . . . .21
     12.  Redemption and Repurchase . . . . . . . . . . . . . . . . . . . . .22
     13.  Form of Notes . . . . . . . . . . . . . . . . . . . . . . . . . . .22

C.   PROVISIONS SUPPLEMENTAL TO ARTICLE FIVE. . . . . . . . . . . . . . . . .22
     SECTION 5.06.  Maintenance of Corporate Existence, Rights and
                    Franchises. . . . . . . . . . . . . . . . . . . . . . . .23
     SECTION 5.07.  SEC Reports.. . . . . . . . . . . . . . . . . . . . . . .23
     SECTION 5.08.  Limitation on Indebtedness. . . . . . . . . . . . . . . .23
     SECTION 5.09.  Limitation on Issuance of Preferred Stock.. . . . . . . .25
     SECTION 5.10.  Limitation on Restricted Payments.. . . . . . . . . . . .25
     SECTION 5.11.  Limitation on Restrictions on Distributions from
                    Restricted Subsidiaries.. . . . . . . . . . . . . . . . .26
     SECTION 5.12.  Limitation on Sales of Assets and Subsidiary Stock. . . .27
     SECTION 5.13.  Limitation on Affiliate Transactions. . . . . . . . . . .30
     SECTION 5.14.  Change of Control.. . . . . . . . . . . . . . . . . . . .31
     SECTION 5.15.  Limitation on Liens.. . . . . . . . . . . . . . . . . . .32
     SECTION 5.16.  Limitation on Investment Company Status.. . . . . . . . .33
     SECTION 5.17.  Subsidiary Guarantees, Designation of Subsidiaries as
                    Restricted or Unrestricted. . . . . . . . . . . . . . . .33
     SECTION 5.18.  Line of Business. . . . . . . . . . . . . . . . . . . . .36
     SECTION 5.19.  Corporate Existence and Keeping of Books. . . . . . . . .36
     SECTION 5.20.  Compliance with Laws, Etc.. . . . . . . . . . . . . . . .36
     SECTION 5.21.  Payment of Taxes and Other Claims.. . . . . . . . . . . .36
     SECTION 5.22.  Maintenance of Properties.. . . . . . . . . . . . . . . .36
     SECTION 5.23.  Insurance.. . . . . . . . . . . . . . . . . . . . . . . .37

D.   PROVISIONS SUPPLEMENTAL TO ARTICLE SEVEN . . . . . . . . . . . . . . . .37

E.   PROVISIONS SUPPLEMENTAL TO ARTICLE NINE. . . . . . . . . . . . . . . . .38

F.   PROVISIONS SUPPLEMENTAL TO ARTICLE TEN . . . . . . . . . . . . . . . . .40
     SECTION 10.01. When Company May Merge or Transfer Assets.. . . . . . . .40

G.   PROVISIONS SUPPLEMENTAL TO ARTICLE ELEVEN. . . . . . . . . . . . . . . .41
     SECTION 11.01. Option To Effect Legal Defeasance Or Covenant
                    Defeasance. . . . . . . . . . . . . . . . . . . . . . . .41
     SECTION 11.02. Legal Defeasance and Discharge. . . . . . . . . . . . . .41
     SECTION 11.03. Covenant Defeasance.. . . . . . . . . . . . . . . . . . .42
     SECTION 11.04. Conditions To Legal Or Covenant Defeasance. . . . . . . .42
     SECTION 11.05. Deposited Money And Government Securities To Be Held
                    In Trust; Other Miscellaneous Provisions. . . . . . . . .44
     SECTION 11.06. Repayment To Company. . . . . . . . . . . . . . . . . . .44
     SECTION 11.07. Reinstatement.. . . . . . . . . . . . . . . . . . . . . .45

H.   PROVISIONS SUPPLEMENTAL TO ARTICLE TWELVE. . . . . . . . . . . . . . . .45

I.   PROVISIONS SUPPLEMENTAL TO ARTICLE THIRTEEN. . . . . . . . . . . . . . .45

J.   PROVISIONS SUPPLEMENTAL TO ARTICLE FOURTEEN. . . . . . . . . . . . . . .46
     SECTION 14.10. Execution And Delivery Of Subsidiary Guarantees.. . . . .46
     SECTION 14.11. Restricted Subsidiaries May Consolidate, Etc., On
                    Certain Terms.. . . . . . . . . . . . . . . . . . . . . .47
     SECTION 14.12. Release Following Sale Of Assets. . . . . . . . . . . . .48
     SECTION 14.13. Application Of Certain Terms And Provisions To The
                    Subsidiary Guarantors.. . . . . . . . . . . . . . . . . .48

K.   MISCELLANEOUS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .49


EXHIBITS
________

Exhibit A      Form of 9.125% Senior Note Due 2003
Exhibit B      Form of Subsidiary Guarantee
Exhibit C      Form of Addendum to Subsidiary Guarantee



SCHEDULES
_________

Schedule 5.08 Indebtedness existing on Issue Date, other than Indebtedness described in clauses (1), (2) or (3) of Section 5.08(b)
Schedule 5.15  Liens existing on Issue Date


     This FIRST SUPPLEMENTAL INDENTURE (this "SUPPLEMENT") is entered into as of October 21, 1996, by and among AAMES FINANCIAL CORPORATION, a Delaware corporation (the "COMPANY"), THE CHASE MANHATTAN BANK, a New York banking corporation (the "TRUSTEE"), as trustee under an indenture dated as of October 21, 1996 (the "ORIGINAL INDENTURE"), and the SUBSIDIARY GUARANTORS listed on the signature page hereto.

                                   RECITALS

     The Company has previously executed and delivered to the Trustee the Original Indenture. Section 9.01 of the Original Indenture provides, among other things, that the Company, when authorized by a Board Resolution, and the Trustee at any time and from time to time, may enter into one or more indentures supplemental to the Original Indenture for the purpose of, among other things, establishing the form or terms of Securities of any series as permitted by Sections 2.01 and 3.01 of the Original Indenture. The Board of Directors of the Company has duly authorized the creation, issuance, execution and delivery of a series of Securities consisting of the 9.125% Senior Notes Due 2003 (the "NOTES") in the aggregate principal amount of $150,000,000. The Company and the Trustee are executing and delivering this Supplement in order to provide for the Notes. This Supplement, together with the Original Indenture, may be referred to herein as the "INDENTURE".

     The Board of Directors of each of the Subsidiary Guarantors listed on the signature pages hereto has duly authorized such Subsidiary Guarantor's guarantee of the Notes and certain other obligations of the Company as set forth in Article Fourteen hereof and endorsed on the Notes (together with any Addendum to Subsidiary Guarantee, the "SUBSIDIARY GUARANTEE"), and to provide therefor, has duly authorized the execution and delivery of this Supplement.

     All things necessary to make this Supplement a valid and legally binding agreement of the Company and the Subsidiary Guarantors have been done.

     The additional terms provided for herein apply only to the Notes and do not apply to any other series of Securities previously issued or to be issued under the Original Indenture. Except as otherwise set forth herein, all provisions of the Original Indenture apply to the Notes.

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's Notes:

A.   PROVISIONS SUPPLEMENTAL TO ARTICLE ONE OF THE INDENTURE
     -------------------------------------------------------
     1.   RULES OF CONSTRUCTION.
          ---------------------
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

          (a) Article, Section and other references to any subdivision in this Supplement are to this Indenture, and the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (b) references to the plural include the singular, the singular includes the plural, the part includes the whole, and "including" is not limiting; and

          (c) references in this Indenture to any agreement, other document or law "as amended" or "as amended from time to time" or to "amendments of any document or law, shall include any amendments, supplements, replacements, renewals or other modifications from time to time.

     2.   TERMS DEFINED IN THE ORIGINAL INDENTURE.
          ---------------------------------------
     All capitalized terms used in this Supplement that are defined in the Original Indenture have the meanings assigned to them in the Original Indenture, except to the extent that such terms are otherwise defined in this Supplement, in which event the definition appearing in this Supplement shall govern with respect to the Notes.

     3.   ADDITIONAL DEFINITIONS.
          ----------------------
     Section 1.01 of the Original Indenture is hereby supplemented for purposes of the Notes to provide additional definitions in the appropriate alphabetical sequence, as follows:

          "ADDENDUM TO SUBSIDIARY GUARANTEE" means any Addendum to Subsidiary Guarantee between any Subsidiary Guarantor and the Trustee, substantially in the form of Exhibit C, together with any amended Subsidiary Guarantee endorsement that may be included on the Notes pursuant to Section 9.06 of this Indenture.

          "ADDITIONAL ASSETS" means any property or assets (other than Indebtedness and Capital Stock) used or useful in a Related Business.

          "APPLICABLE LAW" means all applicable provisions of all (i) constitutions, treaties, statutes, laws, rules, regulations and ordinances of any Governmental Authority, (ii) Governmental Approvals and (iii) orders, decisions, judgments, awards and decrees of any Governmental Authority.

          "ASSET SALE" means (a) any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (other than as permitted under Article Ten or Article Fourteen) (each referred to for the purposes of this definition as a "DISPOSITION"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by Applicable Law to be held by a Person other than the Company or a Restricted Subsidiary), (ii) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary, (iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or (iv) any Excess Spread Receivable (other than, in the case of (i), (ii), (iii) or (iv) above, (x) a disposition by a Restricted Subsidiary to the Company or a Wholly-Owned Restricted Subsidiary or by the Company to a Wholly-Owned Restricted Subsidiary, or (y) for purposes of Section 5.12 only, a disposition that constitutes a Restricted Payment permitted by Section 5.10(a) or (b) any issuance of Capital Stock by any of the Company's Restricted Subsidiaries, except any such issuance or sale to the Company or any Wholly-Owned Restricted Subsidiary.

          "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing
     (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by the amount of such payment by (ii) the sum of all such payments.

          "CAPITAL LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP; and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Final Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "CHANGE OF CONTROL" means the occurrence of any of the following events:

               (i) Any "PERSON" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "BENEFICIAL OWNER" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that such Person shall be deemed to have "BENEFICIAL OWNERSHIP" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company (for the purposes of this clause (i), such Person shall be deemed to beneficially own any Voting Stock of a corporation held by another corporation (a "PARENT CORPORATION"), if such Person is the beneficial owner (as defined above for such Person), directly or indirectly, of more than 35% of the voting power of the Voting Stock of such parent corporation);

               (ii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of 66-2/3% of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

               (iii) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving corporation that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving corporation; PROVIDED, HOWEVER, this clause (iii) shall not apply to any such merger, consolidation or sale of assets if, immediately after the consummation of such transaction and giving effect thereto, the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings.

          "CODE" means the Internal Revenue Code of 1986, as amended.

          "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries, excluding (A) Permitted Warehouse Indebtedness and Guarantees thereof permitted to be Incurred pursuant to Section 5.08(b)(1) and (B) Hedging Obligations permitted to be Incurred pursuant to Section 5.08(b)(6) to (ii) the Consolidated Net Worth of the Company less, on any date of determination prior to September 30, 1997, the par value of outstanding Capital Stock, if any, issued upon conversion of the Convertible Debentures and any paid-in capital or capital surplus attributable to such conversion.

          "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:
     (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) subject to the exclusion contained in clauses (iv) and (v) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and
     (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;
     (ii) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition; (iii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income to the extent that cash could have been distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;
     (iv) extraordinary gains or losses; (v) any gain (but not loss) realized upon the sale or other disposition of any asset of the Company or its consolidated Subsidiaries (including pursuant to any sale-leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of Capital Stock of any Person; and (vi) the cumulative effect of a change in accounting principles. Notwithstanding the foregoing, for the purposes of
     Section 5.10 only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from any Person to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under
     Section 5.10(a)(iii)(C).

          "CONSOLIDATED NET WORTH" means (i) the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, as of the end of the most recent fiscal quarter of the Company for which financial statements are available, as (a) the par or stated value of all outstanding Capital Stock of the Company plus
     (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus, less (d) any accumulated deficit, less (ii) the sum of (A) any amounts attributable to Disqualified Stock, (B) all Investments (other than Temporary Cash Investments) in Subsidiaries that are not consolidated Subsidiaries and in Persons that are not Subsidiaries, and (C) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, plus (iii) after-tax write-offs of up to $15 million in prepaid financing costs capitalized by One Stop Mortgage, Inc., a Wyoming corporation ("One Stop"), as a result of the acquisition by the Company of One Stop. The "Consolidated Net Worth" of a Restricted Subsidiary means the consolidated net worth of such Subsidiary and its Subsidiaries (if any), determined on an equivalent basis.

          "CONVERTIBLE DEBENTURES" means the Company's 5.5% Convertible Subordinated Debentures due March 15, 2006 that are outstanding on the Issue Date.

          "CURRENCY AGREEMENT" means, in respect of a Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or of which it is a beneficiary and that is designed to protect such Person against fluctuations in currency exchange rates.

          "DEFAULT" means any event which is, or after notice or lapse of time or both would be, an Event of Default.

          "DISCOUNTED PRESENT VALUE" means, with respect to any payments of interest on the Convertible Debentures from the conversion date (the "CONVERSION DATE") to the first date on which the Company is entitled to redeem such debentures under the terms of such securities (the "SCHEDULED PAYMENTS"), the amount obtained by discounting all Scheduled Payments from their respective scheduled due dates to the Conversion Date, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Convertible Debentures is payable) equal to the Reinvestment Yield with respect to such Scheduled Payments. For purposes of this definition, "REINVESTMENT YIELD" means the yield to maturity implied by (a) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Conversion Date on the display designated "page 678" on the Telerate Access Service (or such other display as Page 678 on the Telerate Access Service) for actively traded U.S. Treasury securities having a maturity equal to the Average Life of the Scheduled Payments as of the Conversion Date, or (b) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Conversion Date with respect to such Scheduled Payments, in Federal Reserve Statistical Release H.15
     (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Average Life of such Scheduled Payments as of the Conversion Date. Such implied yield will be determined, if necessary, by
     (i) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and
     (ii) interpolating linearly between (A) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Life and (B) the actively traded U.S. Treasury security with the duration closest to and less than the Average Life. For purposes of this definition only, "AVERAGE LIFE" means the quotient obtained by dividing (i) the sum of the products of number of years from the Conversion Date to the date of each successive Scheduled Payment multiplied by the amount of such payment by (ii) the sum of all such payments.

          "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation, upon occurrence of a contingency, or otherwise, (ii) is convertible or exchangeable for Indebtedness or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in each case in whole or in part on or prior to the first anniversary of the Final Maturity of the Notes.

          "ELIGIBLE EXCESS SPREAD RECEIVABLES" means Excess Spread Receivables of the Company or any Restricted Subsidiary resulting from a sale of Receivables after September 30, 1996; PROVIDED, HOWEVER, that Eligible Excess Spread Receivables shall not include any Excess Spread Receivables created as the result of the securitization or sale of other Excess Spread Receivables.

          "EXCESS SPREAD" means, over the life of a "pool" of Receivables that have been sold by a Person to a trust or other Person in a securitization or sale, the rights retained by such Person or its Restricted Subsidiaries at or subsequent to the closing of such securitization or sale with respect to such "pool," including any rights to receive cash flows attributable to such pool and any servicing rights retained by such Person.

          "EXCESS SPREAD RECEIVABLES" of a Person means the right to Excess Spread capitalized on such Person's consolidated balance sheet (the amount of which shall be the present value of the Excess Spread, calculated in accordance with GAAP).

          "FINAL MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "GAAP" or "GENERALLY ACCEPTED ACCOUNTING PRINCIPLES" means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth
     (i) in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,
     (ii) statements and pronouncements of the Financial Accounting Standards Board, (iii) in such other statements by such other entity as approved by a significant segment of the accounting profession, and (iv) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC and releases of the Emerging Issues Task Force.

          "GOVERNMENTAL APPROVAL" means an authorization, consent, approval, permit, license, registration or filing with any Governmental Authority.

          "GOVERNMENTAL AUTHORITY" with respect to any Person, means any nation (including an Indian nation), any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including any government authority, agency, department, board, commission or instrumentality of the United States, any State of the United States or any political subdivision thereof, and any tribunal or arbitrator(s) of competent jurisdiction in each case, having jurisdiction or authority over such Person.

          "GOVERNMENT SECURITIES" means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

          "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "GUARANTOR" shall mean any Person Guaranteeing any obligation.

          "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or other agreement designed to mitigate risks of fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, in either case in the ordinary course of business of the Company or its Restricted Subsidiaries.

          "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "INCURRENCE" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall be deemed the Incurrence of Indebtedness.

          "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication), (i) the principal of and premium (if any) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable; (ii) all Capital Lease Obligations of such Person; (iii) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable and expense accruals arising in the ordinary course of business); (iv) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);
     (v) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (but excluding any accrued dividends); (vi) Warehouse Indebtedness;
     (vii) all obligations of the type referred to in clauses (i) through
     (vi) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; and (viii) all obligations of the type referred to in clauses (i) through (vii) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured and
     (ix) to the extent not otherwise included in this definition, Hedging Obligations of such Person. Except in the case of Warehouse Indebtedness (the amount of which shall be determined in accordance with the definition thereof), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, any securities issued in a securitization by a special purpose owner trust or similar entity formed by or on behalf of a Person and to which Receivables have been sold or otherwise transferred by or on behalf of such Person or its Subsidiaries shall not be treated as Indebtedness of such Person or its Subsidiaries under this Indenture, regardless of whether such securities are treated as indebtedness for tax purposes, provided
     (1) neither the Company nor any of its Restricted Subsidiaries (other than a Special Purpose Subsidiary) (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a Guarantor or otherwise), and (2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.

          "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "INVESTMENT" in any Person means, in a single transaction or series of related transactions, any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as trade accounts on the balance sheet of the lender) or other extensions of credit (including any advance, loan or other extension of credit by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and Section 5.10,
     (i) "Investment" shall include the fair market value of the Investments of the Company and the Restricted Subsidiaries in or with respect to any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; and (ii) any property transferred to or from an Unrestricted Subsidiary or other Person shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

          "INVESTMENT GRADE RATING" means a rating equal to or higher than Baa3 (or the equivalent) and BBB- (or the equivalent) by Moody's and S&P, respectively.

          "ISSUE DATE" means the date on which the Notes are originally issued.

          "LEGAL HOLIDAY" means any Saturday, Sunday or other legal holiday in the State of New York or California.

          "LIEN" means, with respect to any Person, (i) any mortgage, pledge, security interest, encumbrance, lien or charge of any kind on the assets of such Person (including any conditional sale or other title retention agreement or lease in the nature thereof), and (ii) any claim (whether direct or indirect through subordination or other structural encumbrance) against any Excess Spread Receivables sold or otherwise transferred by such Person to a buyer, unless such Person is not liable for any losses thereon.

          "MOODY'S" means Moody's Investors Service, Inc. or any successor to the rating agency business thereof.

          "NET CASH PROCEEDS," with respect to any issuance or sale of Capital Stock or debt securities, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "NET PROCEEDS" from an Asset Sale means cash payments received therefrom (including, any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form) in each case net of (i) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Sale, (ii) all payments made on any Indebtedness which is secured by any assets subject to such Asset Sale, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Sale, or by Applicable Law be, repaid out of the proceeds from such Asset Sale and (iii) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Sale and retained by the Company or any Restricted Subsidiary after such Asset Sale.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides a Guarantee or other credit enhancement of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as the primary obligor or otherwise), and (ii) no default with respect to which Indebtedness (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries (other than the Notes and the Subsidiary Guarantees or, for purposes of the definition of "Unrestricted Subsidiary" only, any Indebtedness outstanding on the Issue Date and listed on Schedule 5.08) to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "OFFICER" means the chairman of the board, the president, any vice president, the treasurer, the chief operating officer, the chief financial officer or the secretary of the Company.

          "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary (i) in a Wholly-Owned Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Wholly-Owned Restricted Subsidiary, PROVIDED, HOWEVER, that the primary business of such Wholly-Owned Subsidiary is a Related Business; (ii) in another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Wholly-Owned Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;
     (iii) comprised of Temporary Cash Investments; (iv) comprised of receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; (v) comprised of payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business; (vi) comprised of stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments; (vii) in any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Sale as permitted pursuant to
     Section 5.12; (viii) in Subsidiaries of the Company in an aggregate amount not in excess of $25 million; (ix) comprised of Receivables of the Company or any of its Wholly-Owned Restricted Subsidiaries; or
     (x) comprised of Excess Spread Receivables arising from a securitization or sale of Receivables by the Company or any of its Wholly-Owned Restricted Subsidiaries.

          "PERMITTED LIENS" means, with respect to any Person, (a) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business; (b) Liens imposed by law, such as carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review; (c) Liens for property taxes not yet subject to penalties for non-payment or which are being contested in good faith and by appropriate proceedings; (d) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; PROVIDED, HOWEVER, that such letters of credit do not constitute Indebtedness; (e) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person; (f) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (but excluding Capital Stock of another Person); PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness secured by the Lien may not be Incurred more than 180 days after the latest of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien; (g) Liens on Receivables owned by the Company or a Restricted Subsidiary, as the case may be, to secure Indebtedness permitted under Section 5.08(b)(1); (h) Liens on Excess Spread Receivables (or on the Capital Stock of any Subsidiary of such Person substantially all the assets of which are Excess Spread Receivables); PROVIDED, HOWEVER, that, unless a Termination Event has occurred, (x) any such Liens may only encumber Eligible Excess Spread Receivables in an amount not to exceed 75% of the excess, if any, of (i) the total amount of Eligible Excess Spread Receivables, determined on a consolidated basis in accordance with GAAP, as of the creation of such Lien, over (ii) an amount equal to 150% of all unsecured Senior Indebtedness of the Company and its Restricted Subsidiaries as of the time of creation of such Lien and (y) the balance of Eligible Excess Spread Receivables not permitted to be encumbered by the foregoing proviso (x) shall remain unencumbered by any Lien; (i) Liens existing on the Issue Date and listed on Schedule 5.15; (j) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; PROVIDED FURTHER, HOWEVER, that such Lien may not extend to any other property owned by such Person or any of its Subsidiaries; (k) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that such Liens are not created, incurred or assumed in connection with, or in contemplation of, such acquisition; PROVIDED FURTHER, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Subsidiaries; (l) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person; (m) Liens (other than on any Excess Spread Receivables) securing Hedging Obligations; (n) Liens on cash or other assets (other than Excess Spread Receivables) securing Warehouse Indebtedness of the Company or its Restricted Subsidiaries; and (o) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness permitted under this Indenture and secured by any Lien referred to in the foregoing clauses (f),
     (i), (j) and (k); PROVIDED, HOWEVER, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements to or on such property) and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (f), (i), (j) or (k), as the case may be, at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing. Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clauses (f), (j) or (k) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Proceeds pursuant to Section 5.12.

          "PERMITTED WAREHOUSE INDEBTEDNESS" means Warehouse Indebtedness in connection with a Warehouse Facility; PROVIDED, HOWEVER, that (i) the assets as to which such Warehouse Indebtedness relates are or, prior to any funding under the related Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company in accordance with GAAP; (ii) such Warehouse Indebtedness will be deemed to be Permitted Warehouse Indebtedness (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Indebtedness has no contractual recourse to the Company and its Restricted Subsidiaries to satisfy claims in respect of such Permitted Warehouse Indebtedness in excess of the realizable value of the Receivables financed thereby, and (b) in the case of any other Warehouse Facility, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Receivables financed under such Warehouse Facility, and (B) the principal amount of such Receivables and (iii) any such Indebtedness has not been outstanding in excess of 364 days.

          "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such corporation.

          "PUBLIC EQUITY OFFERING" means an underwritten primary public offering of Capital Stock of the Company pursuant to an effective registration statement under the Securities Act.

          "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary of the Company sells Receivables to a financial institution and retains a right of first refusal upon the subsequent resale of such Receivables by such financial institution.

          "RATING AGENCIES" means Moody's and S&P.

          "RECEIVABLES" means consumer and commercial loans, leases and receivables purchased or originated by the Company, or any Restricted Subsidiary in the ordinary course of business; PROVIDED, HOWEVER, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

          "RECOURSE SUBSIDIARY" means any Subsidiary that either (i) is a Restricted Subsidiary or (ii) has outstanding any Indebtedness other than Non-Recourse Debt.

          "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "REFINANCED" and "REFINANCING" shall have correlative meanings.

          "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Subsidiary existing on the Issue Date and listed on Schedule 5.08 or Incurred in compliance with this Indenture including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that (i) such Refinancing Indebtedness has a Final Maturity no earlier than the Final Maturity of the Indebtedness being Refinanced, (ii) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced and (iii) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced; PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (x) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or another Subsidiary or (y) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary; PROVIDED FURTHER, HOWEVER, that, if such Indebtedness Refinances any Subordinated Obligations, such Refinancing Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations are so subordinated.

          "RELATED BUSINESS" means any consumer or commercial finance business or any financial service business.

          "RESTRICTED INVESTMENT" means any Investment other than a Permitted Investment.

          "RESTRICTED PAYMENT" with respect to any Person means (i) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect holders of its Capital Stock (other than (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock), and (B) dividends or distributions payable solely to the Company or a Restricted Subsidiary, (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Subsidiary held by any Affiliate of the Company (other than a Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock), (iii) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) the making of any Restricted Investment.

          "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., or any successor to the rating agency business thereof.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended.

          "SENIOR INDEBTEDNESS" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person.

          "SPECIAL PURPOSE SUBSIDIARY" means a Restricted Subsidiary formed in connection with a securitization (i) all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by Applicable Law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Restricted Subsidiaries, (ii) that has no assets other than Excess Spread Receivables created in such securitization, (iii) that conducts no business other than holding such Excess Spread Receivables, and
     (iv) that has no Indebtedness.

          "SPECIFIED SENIOR INDEBTEDNESS" means (i) Indebtedness of any Person, whether outstanding on the Issue Date or thereafter Incurred and (ii) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person to the extent post filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable unless, in the case of either clause (i) or (ii), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; PROVIDED, HOWEVER, that Specified Senior Indebtedness shall not include (1) any obligation of such Person to any Subsidiary of such Person, (2) any liability for Federal, state, local or other taxes owed or owing by such Person, (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities), (4) any obligation in respect of Capital Stock of such Person or (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

          "SUBORDINATED OBLIGATION" means any unsecured Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

          "SUBSIDIARY GUARANTEE" is defined in the recitals to this instrument.

          "SUBSIDIARY GUARANTORS" means all Restricted Subsidiaries other than Special Purpose Subsidiaries who have become Subsidiary
     Guarantors in accordance with Section 14.10 and their respective successors and assigns.

          "TEMPORARY CASH INVESTMENTS" means any of the following: (i) any investment maturing within 180 days of the date of acquisition thereof in direct obligations of the United States of America or any agency thereof or obligations guaranteed as to principal and interest by the United States of America or any agency thereof, (ii) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is not an Affiliate of the Company and which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or its equivalent ) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor, (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above, (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or its equivalent) or higher according to Moody's or "A-1" (or its equivalent) or higher according to S&P, and (v) investments in securities with maturities of six months or less from the date of acquisition fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated "A" (or its equivalent) or higher by S&P or "A-2" (or its equivalent) or higher by Moody's.

          A "TERMINATION EVENT" shall be deemed to occur at any time (i) the ratings assigned to the Notes by both of the Rating Agencies are Investment Grade Ratings and (ii) no Default or Event of Default has occurred and is continuing under this Indenture.

          "UNRESTRICTED SUBSIDIARY" means, subject to Section 5.17, (i) any Subsidiary of the Company that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors in the manner provided in Section 5.17 and (ii) any Subsidiary of an Unrestricted Subsidiary.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumen-tality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer's option.

          "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.

          "WAREHOUSE FACILITY" means any funding arrangement with a financial institution or other lender or purchaser to the extent (and only to the extent) funding thereunder is used exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary of the Company for the purpose of
     (i) pooling such Receivables prior to securitization or (ii) sale, in each case in the ordinary course of business, including Purchase Facilities.

          "WAREHOUSE INDEBTEDNESS" means the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Receivables financed under such Warehouse Facility until such time as such Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares and shares held by other Persons to the extent such shares are required by Applicable Law to be held by a Person other than the Company or a Restricted Subsidiary) is owned by the Company or one or more Wholly-Owned Restricted Subsidiaries.

     4.   OTHER ADDITIONAL DEFINITIONS.
          ----------------------------
     SECTION 1.01 OF THE ORIGINAL INDENTURE IS HEREBY SUPPLEMENTED FOR PURPOSES OF THE NOTES TO PROVIDE ADDITIONAL DEFINITIONS IN THE APPROPRIATE ALPHABETICAL SEQUENCE, AS FOLLOWS:


               TERM                          DEFINED IN SECTION
               ----                          ------------------
     "Affiliate Transaction"...................   5.13
     "Asset Sale Offer"........................   5.12
     "Asset Sale Offer Amount".................   5.12
     "Asset Sale Offer Period".................   5.12
     "Asset Sale Purchase Date"................   5.12
     "Asset Sale Repayment Price"..............   5.12
     "Change of Control Offer".................   5.14
     "Change of Control Purchase Date".........   5.14
     "Change of Control Purchase Price"........   5.14
     "Covenant Defeasance".....................   11.03
     "Excess Proceeds".........................   5.12
     "Legal Defeasance"........................   11.02

B.   TITLE AND TERMS OF THE NOTES PURSUANT TO SECTION 3.01.
     -----------------------------------------------------
     1.   TITLE.
          -----
     The Notes are hereby created and shall be issuable in one series. The Notes shall be designated as the 9.125% Senior Notes Due 2003.

     2.   DATING OF THE NOTES.
          -------------------
     All Notes shall be dated the date of their authentication.

     3.   MAXIMUM AGGREGATE PRINCIPAL AMOUNT.
          ----------------------------------
     The maximum aggregate principal amount of the Notes that may be authenticated and delivered under this Supplement is limited to $150,000,000, except for Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 3.05, 3.06, 4.07 or 15.03 of the Indenture.

     4.   PRIORITY OF PAYMENT.
          -------------------
     The Notes and the Subsidiary Guarantees are unsecured Senior Indebtedness of the Company and the Subsidiary Guarantors, as applicable. The payment of the principal of, premium (if any) and interest on the Notes and other payment obligations of the Company and the Subsidiary Guarantors, as applicable, in respect of the Notes are senior in right of payment to the prior payment in cash when due of all Subordinated Obligations of the Company and the Subsidiary Guarantors, as applicable. The Notes and the Subsidiary Guarantees rank PARI PASSU with all existing and future Senior Indebtedness of the Company and the Subsidiary Guarantors, as applicable.

     5.   PRICE TO PUBLIC.
          ---------------
     The Notes will be issued at a price to the public of 99.714% of the principal amount.

     6.   PAYMENT OF PRINCIPAL.
          --------------------
     The principal amount of the Notes shall be due and payable on November 1, 2003. The principal of each Note shall be payable on the date due upon delivery and surrender of such Note to the Trustee at the principal office of the Trustee in the Borough of Manhattan, the City of New York, in lawful money of the United States of America by check or by wire transfer of immediately available funds.

     7.   INTEREST, INTEREST PAYMENT DATES, RECORD DATES
          ----------------------------------------------
     Each note shall bear interest on its outstanding principal balance from October 21, 1996 at 9.125% per annum until payment of the principal thereof has been made or duly provided for. Interest on the Notes shall be paid semi-annually on May 1 and November 1, commencing on May 1, 1997 (which shall be the "INTEREST PAYMENT DATES" with respect to the Notes). Interest on the Notes shall be computed, on the basis of a 360-day year of twelve 30-day months, from the later of: (1) October 21, 1996 or (2) the most recent Interest Payment Date to which interest has been paid or provided for to the end of the next Interest Payment Date. Interest on the Notes shall be payable in lawful money of the United States of America.

     The Regular Record Date for any interest payment is the close of business on April 15 or October 15, as the case may be, whether or not such date is a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. The Company will pay interest on the Notes (except Defaulted Interest (as herein defined)) to the Person(s) who is the registered holder of the Notes on the relevant Regular Record Date even if the Notes are canceled after the Regular Record Date and on or before the relevant Interest Payment Date. Holders must surrender the Notes to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder and shall be paid as provided in the Original Indenture.

     The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful. Section 5.04 shall not be applicable to the Notes.

     8.   SUBSIDIARY GUARANTEES.
          ---------------------
     The principal of and premium (if any) and interest on the Notes and other Obligations of the Company under the Notes and this Indenture are unconditionally and jointly and severally guaranteed by the Subsidiary Guarantors in accordance with Article Fourteen of the Indenture. By execution and delivery of this Supplemental Indenture, each of the Persons listed on the signature pages hereof under "Subsidiary Guarantors" hereby agrees to be a Subsidiary Guarantor as if such Person had been a signatory to the Original Indenture in such capacity. For purposes of the Notes, all references in the Original Indenture to (a) "Guarantor" or "Guarantors" shall be replaced by references to "Subsidiary Guarantor" or "Subsidiary Guarantors", respectively, and (b) "Obligor Guarantee" or "Obligor Guarantees" shall be replaced by references to "Subsidiary Guarantee" or "Subsidiary Guarantees", respectively.

     9.   GLOBAL SECURITIES.
          -----------------
     The Notes shall be issued in registered form only, without coupons, shall constitute "Registered Securities" within the meaning of the Indenture, and shall initially be represented by one or more Global Securities deposited with the Depository Trust Company ("DTC") as depositary, and registered in the name of Cede & Co. as nominee of the Depository. As set forth in the Indenture, the Notes will be available for purchase in denominations of $1,000 and integral multiples thereof in book-entry form only. The term "DEPOSITARY" refers to DTC or any successor depository, as depositary.

     10.  REGISTRATION OF TRANSFER OR EXCHANGE.
          ------------------------------------
     Until otherwise designated by the Company, the office or agency where, subject to Section 5.02, the Notes may be presented for registration of transfer or exchange shall be the corporate trust office in the Borough of Manhattan, the City of New York, of the Trustee, which is hereby appointed as Paying Agent and Security Registrar.

     11.  PLACE OF PAYMENT OF PRINCIPAL AND INTEREST.
          ------------------------------------------
     Principal of, premium (if any) and interest on the Notes will be payable at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York, provided that at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the Security Register. Until otherwise designated by the Company, such office or agency will be the corporate trust office of the Trustee, as Paying Agent and Security Registrar.

     12.  REDEMPTION AND REPURCHASE.
          -------------------------
     Except as set forth in the second paragraph of this section, the Notes shall not be redeemable at the Company's option prior to November 1, 2000. Thereafter, the Notes shall be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon to the applicable Redemption Date (subject to the right of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date) if redeemed during the twelve-month period beginning on November 1 of the years indicated below:


               YEAR                     PERCENTAGE
               ----                     ----------
               2000                     104.562%
               2001                     102.281%
               2002 and thereafter          100%

     Notwithstanding the provisions of the first paragraph of this section, at any time and from time to time prior to November 1, 1999, the Company may redeem in the aggregate up to 30% of the original principal amount of the Notes with the proceeds of one or more Public Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 110% plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment
Date); PROVIDED, HOWEVER, that at least $100 million aggregate principal amount of the Notes must remain outstanding after each such redemption.

     The Company shall not be required to make mandatory redemption payments with respect to the Notes. The Notes are subject to repurchase as set forth in
Section 5.12 and 5.14.

     13.  FORM OF NOTES.
          -------------
     The form of the Notes and the Trustee's certificate of authentication are attached hereto as Exhibit A, which is hereby incorporated in and expressly made a part of the Indenture. Each of the Notes shall numbered consecutively from A-1 upward. The Notes shall bear a CUSIP number, but any failure to indicate or any error in such CUSIP number shall not in any way affect the validity of the Notes. The terms of the Notes set forth in Exhibit A are part of the terms of this Indenture.

C.   PROVISIONS SUPPLEMENTAL TO ARTICLE FIVE
     ---------------------------------------
     1. Section 5.06 of the Original Indenture is hereby amended for purposes of the Notes by deleting such Section in its entirety and substituting the following therefor:

     SECTION 5.06.  MAINTENANCE OF CORPORATE EXISTENCE, RIGHTS AND
                    ----------------------------------------------
                    FRANCHISES.
                    ----------
          So long as any of the Notes shall be Outstanding, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its and each of its Restricted Subsidiaries' corporate existence, rights and franchises to carry on its business, PROVIDED, HOWEVER, that nothing in this Section 5.06 shall
     (i) require the Company to preserve any such right or franchise if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or such Restricted Subsidiary and that the loss thereof is not disadvantageous in any material respect to the Holders, (ii) prevent any consolidation or merger of the Company or any Restricted Subsidiary, or any conveyance or transfer of all or substantially all of the assets of the Company or any Restricted Subsidiary to any Person permitted by Article Ten, or (iii) prevent the liquidation or dissolution of the Company or any Restricted Subsidiary after any conveyance or transfer of all or substantially all of their respective assets to any Person permitted by Article Ten.

     2. Article Five of the Original Indenture is hereby supplemented for purposes of the Notes by the addition of the following sections:

     SECTION 5.07.  SEC REPORTS.
                    -----------
          Notwithstanding that the Company may not be required to remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company shall file with the SEC and provide the Trustee and Holders with such annual reports, quarterly reports and such other information, documents and reports as are specified in Sections 13 and 15(d) of the Exchange Act and applicable to a U.S. corporation subject to such Sections, such information, documents and other reports to be so filed and provided at the times specified for the filing of such information, documents and reports under such Sections.

     SECTION 5.08.  LIMITATION ON INDEBTEDNESS.
                    --------------------------
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries, to Incur, directly or indirectly, any Indebtedness or issue any Disqualified Stock; PROVIDED, HOWEVER, that the Company and each Restricted Subsidiary may Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto,
     (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

          (b)  Section 5.08(a) shall not apply to:

               (1) Incurrence of Permitted Warehouse Indebtedness by the Company or any of its Restricted Subsidiaries, and any Guarantee by the Company of such Indebtedness Incurred by a Restricted Subsidiary; PROVIDED, HOWEVER, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary ceases to constitute Permitted Warehouse Indebtedness, to such extent such Indebtedness shall be deemed to be Incurred by the Company or such Restricted Subsidiary, as the case may be, at the time such Indebtedness ceases to constitute Permitted Warehouse Indebtedness;

               (2) Incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that any sale or transfer of any such Indebtedness to a Person that is not either the Company or a Restricted Subsidiary shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be;

               (3)  Incurrence by the Company and its Restricted
          Subsidiaries of Indebtedness under the Notes and the Subsidiary Guarantees;

               (4)  Incurrence by the Company and its Restricted
          Subsidiaries of Indebtedness outstanding on the Issue Date (other than Indebtedness described in clause (1), (2) or (3) of this subsection (b)) and listed on Schedule 5.08;

               (5) Incurrence by the Company or a Restricted Subsidiary, as the case may be, of Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subsection (a) or pursuant to clause (3) or (4) or this clause (5) of this subsection (b);

               (6) Incurrence by the Company or a Restricted Subsidiary of Hedging Obligations directly related to (i) Indebtedness of the Company or a Restricted Subsidiary Incurred in conformity with the provisions of this Indenture, (ii) Receivables held by the Company or its Restricted Subsidiaries pending sale or securitization, (iii) Receivables of the Company or its Restricted Subsidiaries that have been sold pursuant to a Warehouse Facility, (iv) Receivables that the Company or the Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral, (v) Excess Spread Receivables and other assets owned or financed by the Company or its Restricted Subsidiaries in the ordinary course of business, PROVIDED, HOWEVER, that, in the case of each of the foregoing clauses (i) through (v), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Issue Date; and

               (7)  Incurrence by the Company and its Restricted
          Subsidiaries of Indebtedness in an aggregate principal amount which, together with the principal amount of all other
          Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (6) above or subsection (a)) does not exceed $10 million.

          (c) Notwithstanding Sections 5.08(a) and 5.08(b), no Restricted Subsidiary that is not a Subsidiary Guarantor shall Incur, directly or indirectly, any Indebtedness.

     SECTION 5.09.  LIMITATION ON ISSUANCE OF PREFERRED STOCK.
                    -----------------------------------------
          The Company shall not permit any Restricted Subsidiary to Incur, directly or indirectly, any Preferred Stock except Preferred Stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary, PROVIDED, HOWEVER, that any subsequent issuance or transfer of any Capital Stock that results in any such Restricted Subsidiary ceasing to be a Wholly-Owned Restricted Subsidiary or any subsequent transfer of such Preferred Stock (other than to the Company or any other Wholly-Owned Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Preferred Stock by the issuer thereof.

     SECTION 5.10.  LIMITATION ON RESTRICTED PAYMENTS.
                    ---------------------------------
          (a) The Company shall not, and shall not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment: (i) a Default or Event of Default shall have occurred and be continuing (or would result therefrom); (ii) the Company is not able to Incur an additional $1.00 of Indebtedness pursuant to Section 5.08(a); or (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of: (A) 25% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); (B) the aggregate Net Cash Proceeds received by the Company from the issuance or sale subsequent to the Issue Date of its Capital Stock (other than Disqualified Stock) or its debt securities at the time such debt securities have been converted into such Capital Stock (other than an issuance or sale to a Subsidiary of the Company); and (C) to the extent that any Restricted Investment that was made after the date hereof is sold for cash or otherwise liquidated for, or repaid in, cash, the lesser of (x) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (y) the initial amount of such Restricted Investment.

          (b) While no Default or Event of Default exists, the provisions of Section 5.10(a) shall not prohibit: (i) any purchase or redemption of Capital Stock of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company); PROVIDED, HOWEVER, that (A) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and
     (B) the Net Cash Proceeds from such sale shall be excluded from the calculation of amounts under clause (3)(B) of subsection (a) above;
     (ii) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Refinancing Indebtedness of the Company which is permitted to be Incurred pursuant to Section 5.08; (iii) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with the covenant described hereunder; and (iv) any payments made to holders of the Convertible Debentures in connection with the conversion thereof into Capital Stock of the Company in an amount not in excess of the Discounted Present Value of all payments of interest that would have been made in respect thereof from the conversion date to the first date on which the Company is entitled to redeem such debentures, if such debentures remained outstanding and were redeemed on such date.

          (c) Not later than the date of making any Restricted Payment in excess of $1.0 million, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.10 were computed, which calculations may be based upon the Company's latest available financial statements.

     SECTION 5.11.  LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS
                    -------------------------------------------
                    FROM RESTRICTED SUBSIDIARIES.
                    ----------------------------
          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary (a) to pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) to make any loans or advances to the Company or (c) to transfer any of its property or assets to the Company, except: (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date, (ii) any encumbrance or restriction with respect to (x) a Restricted Subsidiary acquired or formed after the Issue Date pursuant to an agreement in effect at or entered into on or prior to the date on which such Subsidiary was acquired or (y) a Restricted Subsidiary which is designated as such after the Issue Date pursuant to an agreement in effect at or entered into on or prior to the date such Subsidiary was designated a Restricted Subsidiary (in each case, other than an agreement entered into in connection with, or in anticipation of, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary or was acquired by the Company or received such designation, as applicable) and outstanding on such date, (iii) in the case of clause (c) above, any such encumbrance or restriction consisting of customary non-assignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder, and (iv) in the case of clause (c) above, restrictions contained in security agreements or mortgages otherwise permissible under this Indenture securing Indebtedness of a Restricted Subsidiary.

     SECTION 5.12.  LIMITATION ON SALES OF ASSETS AND SUBSIDIARY
                    --------------------------------------------
                    STOCK.
                    -----
          (a) The Company shall not, and shall not permit any of its Restricted Subsidiaries to, engage in an Asset Sale in excess of $1.0 million unless (i) the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Capital Stock issued, sold or otherwise disposed of, and (ii) at least 85% of the consideration therefor received by the Company or such Restricted Subsidiary is in the form of cash or Temporary Cash Investments; PROVIDED that the amount of (x) any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto, excluding contingent liabilities and trade payables), of the Company or any Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets and (y) any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are promptly, but in no event more than 30 days after receipt, converted by the Company or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision.

          (b) Within 180 days after the receipt of any Net Proceeds from an Asset Sale, the Company may apply such Net Proceeds (a) to permanently reduce Specified Senior Indebtedness of the Company or a Restricted Subsidiary, or (b) to an Investment, the making of a capital expenditure or the acquisition of other tangible assets, in each case, in or with respect to a Related Business. Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding sentence of this paragraph will be deemed to constitute "EXCESS PROCEEDS." When the aggregate amount of Excess Proceeds exceeds $5 million, the Company will be required to make an offer to all Holders of Notes (an "ASSET SALE OFFER") to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof (the "ASSET SALE REPAYMENT PRICE") plus accrued and unpaid interest thereon to the date of purchase, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a PRO RATA basis. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

          (c) Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:

               (i) that the Asset Sale Offer is being made pursuant to this Section 5.12 and the length of time the Asset Sale Offer shall remain open;

               (ii) the Asset Sale Offer Amount, the Asset Sale
          Repayment Price and the Asset Sale Purchase Date;

               (iii) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;

               (iv) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Asset Sale Purchase Date;

               (v) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Asset Sale Purchase Date;

               (vi) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the last Business Day of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;

               (vii) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Asset Sale Offer Amount, the Company shall select the Notes to be purchased on a PRO RATA basis (with such adjustments as may be deemed appropriate by the Company or the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and

               (viii) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

          (d) The Asset Sale Offer will remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by Applicable Law (the "ASSET SALE OFFER PERIOD"). No later than five Business Days after the termination of the Asset Sale Offer Period (the "ASSET SALE PURCHASE DATE"), the Company will purchase the principal amount of Notes required to be purchased pursuant to this Section 5.12 (the "ASSET SALE OFFER AMOUNT") or, if less than the Asset Sale Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment of the Asset Sale Purchase Price and interest accrued thereon for any Notes so purchased will be made in the same manner as interest payments are made.

          (e) If the Asset Sale Purchase Date is on or after a Regular Record Date and on or before the related Interest Payment Date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such Regular Record Date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

          (f) On or before the Asset Sale Purchase Date, the Company will, to the extent lawful, accept for payment, on a PRO RATA basis to the extent necessary, the Asset Sale Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Asset Sale Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this covenant. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Asset Sale Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon delivery of an Officers' Certificate from the Company, will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of any Note surrendered. Any Note not so accepted will be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Asset Sale Purchase Date.

          (g) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the covenant described hereunder. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the covenant described hereunder, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.

          (h) The Asset Sale Purchase Date and Asset Sale Purchase Price shall constitute a Repayment Date and Repayment Price, respectively, for purposes of this Indenture. The provisions of Article Fifteen (other than Section 15.04, which shall not apply) shall apply to any Asset Sale Offer, except to the extent inconsistent with this Section.

     SECTION 5.13.  LIMITATION ON AFFILIATE TRANSACTIONS.
                    ------------------------------------
          (a) The Company shall not, and shall not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless
     (1) the terms thereof are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm's-length dealings with a Person who is not such an Affiliate, (2) if such Affiliate Transaction involves an amount in excess of $1.0 million, the terms thereof (i) are set forth in writing and (ii) have been approved by a majority of the disinterested members of the Board of Directors and (3) if such Affiliate Transaction involves an amount in excess of $5.0 million, have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

          (b) The provisions of Section 5.13(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 5.10 or any Permitted Investment, (ii) any issuance of securities, or other payments, compensation, benefits, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors, (iii) the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors, (iv) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $500,000 in aggregate principal amount outstanding at any one time, (v) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries, (vi) any Affiliate Transaction between the Company and a Wholly-Owned Restricted Subsidiary or between Wholly-Owned Restricted Subsidiaries, (vii) any Indebtedness permitted by Section 5.08(b)(2) and (viii) any Affiliate Transaction between any Restricted Subsidiary doing business in the United Kingdom and a Subsidiary wholly-owned by it directly related to the origination, purchase, funding, sale or securitization of Receivables in the ordinary course of business of such Subsidiary.

     SECTION 5.14.  CHANGE OF CONTROL.
                    -----------------
          (a) Upon a Change of Control, each Holder shall have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof (the "CHANGE OF CONTROL PURCHASE PRICE") plus accrued and unpaid interest, if any, to the date of purchase (the "CHANGE OF CONTROL PURCHASE DATE") (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), in accordance with the terms contemplated in Section 5.14(b).

          (b) Within 30 days following any Change of Control, the Company shall mail a notice to each Holder (a "CHANGE OF CONTROL OFFER") with a copy to the Trustee stating:

               (1) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's Notes at a Change of Control Purchase Price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Purchase Date (subject to the right of Holders on the relevant Regular Record Date to receive interest on the relevant Interest Payment Date);

               (2) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma results of operations, cash flow and capitalization after giving effect to such Change of Control);

               (3) the Change of Control Purchase Date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

               (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Purchase Date;

               (5) that Holders electing to have a Note purchased pursuant to any Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a Depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice, at least three days before the Change of Control Purchase Date; and

               (6) that Holders shall be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the last Business Day prior to the Change of Control Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased.

          (c) Holders electing to have a Note purchased will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" duly completed, to the Company at the address specified in the notice at least three Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than one Business Day prior to the Change of Control Purchase Date, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered by the Holder for purchase by the Company and a statement that such Holder is withdrawing his election to have such Note purchased.

          (d) On the Change of Control Purchase Date, all Notes purchased by the Company under this Section shall be delivered by the Trustee for cancellation, and the Company shall pay the Change of Control Purchase Price plus accrued and unpaid interest, if any, to the Holders entitled thereto.

          (e) The Company shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section by virtue thereof.

          (f) The Change of Control Purchase Date and Change of Control Purchase Price shall constitute a Repayment Date and Repayment Price, respectively, for purposes of this Indenture. The provisions of Article Fifteen (other than Section 15.04, which shall not apply) shall apply to any Change of Control Offer, except to the extent inconsistent with this Section.

     SECTION 5.15.  LIMITATION ON LIENS.
                    -------------------
          The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, other than Permitted Liens.

     SECTION 5.16.  LIMITATION ON INVESTMENT COMPANY STATUS.
                    ---------------------------------------
          The Company shall not take any action, or otherwise permit to exist any circumstance that would require the Company to register as an "investment company" under the Investment Company Act of 1940, as amended.

     SECTION 5.17.  SUBSIDIARY GUARANTEES, DESIGNATION OF
                    -------------------------------------
                    SUBSIDIARIES AS RESTRICTED OR UNRESTRICTED.
                    ------------------------------------------
          (a) The Company shall cause each future Subsidiary (other than Special Purpose Subsidiaries) to execute and deliver to the Trustee an Addendum to Subsidiary Guarantee as set forth in Section 14.10 promptly upon acquisition or formation thereof, unless such Subsidiary is designated an "Unrestricted Subsidiary" in accordance with the terms of this Section 5.17. The Company shall cause each Unrestricted Subsidiary from time to time redesignated a Restricted Subsidiary (other than a Special Purpose Subsidiary) to execute and deliver to the Trustee an Addendum to Subsidiary Guarantee as contemplated by Section 14.10 concurrently with the delivery of the documents required to be delivered by Section 5.17(f).

          (b) All Subsidiaries in existence on the date hereof are hereby designated as Restricted Subsidiaries and Subsidiary Guarantors.

          (c) Subject to the provisions of this Section 5.17, (i) promptly upon acquisition or formation of any Subsidiary by the Company or any Restricted Subsidiary after the date hereof, the Board of Directors shall designate or cause to be designated such Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary, and (ii) the Board of Directors may redesignate a Restricted Subsidiary to be an Unrestricted Subsidiary or an Unrestricted Subsidiary to be a Restricted Subsidiary. All Subsidiaries of Unrestricted Subsidiaries automatically shall be designated as Unrestricted Subsidiaries.

          (d) Any Subsidiary may be designated an Unrestricted Subsidiary unless (i) such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated or (ii) any such Subsidiary has outstanding any Indebtedness other than Non-Recourse Debt; PROVIDED, HOWEVER, that either (A) the Subsidiary to be so designated has total assets of $1,000 or less or (B) if such Subsidiary has assets greater than $1,000, such designation would be a permitted Restricted Investment under Section 5.10. Any Subsidiary that ceases to satisfy the conditions set forth in clauses (i) and
     (ii) of this Section 5.17(d) shall promptly be designated a "Restricted Subsidiary" and any Indebtedness of such Subsidiary shall be deemed to be Incurred by such Subsidiary as of such date.

          (e) Any Subsidiary may be designated a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under Section 5.08(a) and (y) no Default or Event of Default shall have occurred and be continuing or would result therefrom (deeming all Indebtedness of such Subsidiary outstanding at the time of such designation to be Incurred at such time).

          (f) Any designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors (other than the designation reflected in Section 5.17(b)) shall be evidenced by the Company promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions and containing the statements required by
     Section 1.02. In the case of the designation of a Subsidiary as a Restricted Subsidiary, the Company shall further provide the Trustee with an Opinion of Counsel to the effect that:

               (i) Such Subsidiary has been duly incorporated or organized and is validly existing as a corporation, partnership or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized. Such Subsidiary is duly qualified and in good standing as a foreign corporation, partnership or other entity in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. Such Subsidiary has all requisite corporate, partnership or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits (collectively, "Permits") of and from all governmental or regulatory bodies or any other person or entity, including any and all licenses, permits and approvals required under any Applicable Law, to (i) own, lease and license its assets and properties and conduct its businesses as now being conducted and as proposed to be conducted, (ii) to enter into, deliver and perform its obligations under the applicable Addendum to Subsidiary Guarantee and the Indenture. Such Subsidiary has fulfilled and performed in all material respects all of its obligations with respect to such Permits, and such Subsidiary is not in material violation of any term or provision of any such Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of
          the rights of such Subsidiary.   No such Permit contains a
          materially burdensome restriction.

               (ii) Neither the execution, delivery and performance of its obligations under the applicable Addendum to Subsidiary Guarantee, or this Indenture by such Subsidiary nor the consummation of any of the transactions contemplated hereby or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to such Subsidiary or violate any provision of the charter, by-laws, partnership agreement or other organizational document of such Subsidiary, except for such consents or waivers which have already been obtained and are in full force and effect, or require any authorization, consent, order, license, certificate or Permit of or from any governmental or regulatory body under any Federal, state or local law except for those which have been obtained.

               (iii) All necessary corporate, partnership or other action has been duly and validly taken by such Subsidiary to authorize the execution, delivery and performance of the applicable Addendum to Subsidiary Guarantee and this Indenture.

               (iv) The applicable Addendum to Subsidiary Guarantee constitutes the legal, valid and binding obligation of such Subsidiary, enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Indenture constitutes the legal, valid and binding obligation of such Subsidiary to the extent it is, becomes or is deemed a party thereto, enforceable against such Subsidiary in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     SECTION 5.18.  LINE OF BUSINESS.
                    ----------------
          The Company shall not, and shall not permit any Restricted Subsidiary, to engage in any line of business which is not a Related Business.

     SECTION 5.19.  CORPORATE EXISTENCE AND KEEPING OF BOOKS.
                    ----------------------------------------
          The Company will keep, and cause each of the Restricted
     Subsidiaries to keep, proper records and books of account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Company and each such Restricted Subsidiary in accordance with GAAP in all material respects.

     SECTION 5.20.  COMPLIANCE WITH LAWS, ETC.
                    -------------------------
          The Company will comply, and cause each of the Restricted Subsidiaries to comply, in all material respects with all Applicable Laws except to the extent any such Applicable Law is contested in good faith by appropriate proceedings and adequate reserves have been established as required by GAAP, unless the failure to so comply would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its Subsidiaries taken as a whole.

     SECTION 5.21.  PAYMENT OF TAXES AND OTHER CLAIMS.
                    ---------------------------------
          The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes levied or imposed upon the Company or any Restricted Subsidiary or any of their respective properties and (b) all lawful claims for labor, materials and supplies, that, if unpaid, might by Applicable Law become a Lien upon the property of the Company or any Restricted Subsidiary; PROVIDED, HOWEVER, that, except as otherwise provided in this Indenture, the Company and any such Restricted Subsidiary shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (i) that is being contested in good faith by appropriate proceedings and for which adequate reserves have been established as required by GAAP or (ii) if the failure to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim would not have a material adverse effect on the financial condition, results of operations, business or properties of the Company and its Subsidiaries taken as a whole.

     SECTION 5.22.  MAINTENANCE OF PROPERTIES.
                    -------------------------
          The Company will cause all properties owned by the Company or any of the Restricted Subsidiaries or used or held for use in the conduct of the its or any Restricted Subsidiary's business to be maintained and kept in good condition, repair and working order and will cause to be made all necessary repairs thereto, all as in the judgment of the Company may be necessary so that the business of the Company and its Restricted Subsidiaries may be properly conducted in all material respects; PROVIDED, HOWEVER, that nothing in this
     Section 5.22 shall prevent the Company or any Restricted Subsidiary from discontinuing the maintenance of any of such properties if such discontinuance is, in the judgment of the Board of Directors, desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole.

     SECTION 5.23.  INSURANCE.
                    ---------
          The Company and its Restricted Subsidiaries shall have in effect customary insurance against such risks, on terms, with deductibles and in amounts as are customarily carried by similar businesses in the jurisdictions of the operations of the Company and its Subsidiaries and reasonably sufficient to avoid a material adverse change in the financial condition, results of operation, business or properties of the Company and its Subsidiaries taken as a whole.

D.   PROVISIONS SUPPLEMENTAL TO ARTICLE SEVEN
     ----------------------------------------
     1. The first sentence of Section 7.01 of the Original Indenture is hereby amended for purposes of the Notes by the deletion of clause (vi) and the addition of the clauses set forth below to follow clause (v):

          (vi) the Company fails to comply with Sections 5.07, 5.08, 5.09, 5.10, 5.11, 5.12, 5.13, 5.14, 5.15, 5.16, 5.17 or 5.18 or Article Ten
     (other than a failure to purchase Notes when required under Section
     5.12 or 5.14);

          (vii) Indebtedness of the Company or any Recourse Subsidiary (or interest accrued thereon) is not paid within any applicable grace period after maturity or is accelerated by the Holders thereof because of a default and the total amount of such Indebtedness (together with any interest accrued thereon) unpaid or accelerated equals or exceeds $5,000,000 or its foreign currency equivalent at the time;

          (viii) any judgment or decree for the payment of money in excess of $5,000,000 or its foreign currency equivalent at the time is entered against the Company or any Recourse Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

          (ix) any Subsidiary Guarantee shall be held invalid or unenforceable in any judicial proceeding as against the applicable Subsidiary Guarantor or the payment obligations of any Subsidiary Guarantor under its Subsidiary Guarantee in accordance with the terms thereof shall for any reason cease to be valid and binding on such Subsidiary Guarantor, or the validity or enforceability of any Subsidiary Guarantee shall be contested or disavowed by any Subsidiary Guarantor.

     2. Clause (iii) of the first sentence of Section 7.01 of the Original Indenture is hereby amended to read in full as follows for purposes of the
Notes:

          (iii) failure on the part of the Company or any Subsidiary Guarantor duly to observe or perform any of the covenants or agreements not otherwise expressly referred to in this Section 7.01 on its part in the Notes or in this Indenture and continuance of such failure for a period of 30 days after the date on which written notice of such failure, requiring the Company or any Subsidiary Guarantor to remedy the same and stating that such notice is a "Notice of Default" hereunder, shall have been given by registered mail to the Company or any Subsidiary Guarantor by the Trustee, or to the Company, any Subsidiary Guarantor and the Trustee by the holders of at least 25% in aggregate principal amount of the Notes at the time Outstanding; or

     3. The first sentence of Section 7.01 of the Original Indenture is hereby additionally amended for purposes of the Notes by substituting the phrase "Recourse Subsidiary" for the word "Guarantor" in clauses (iv) and (v) of such sentence.

     4. Section 7.01 of the Original Indenture is hereby further supplemented for purposes of the Notes by the addition of the following paragraphs to the end of such section.

     If any Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Notes, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the Notes. If any Event of Default occurs prior to November 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to such date, then the premium specified in the Notes shall also become and immediately due and payable upon the acceleration of the Notes.

     The Company shall deliver to the Trustee, within 60 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any Event of Default or Default, its status and what action the Company is taking or proposes to take with respect thereto.

E.   PROVISIONS SUPPLEMENTAL TO ARTICLE NINE
     ---------------------------------------
     1. Clause (iv) of the first sentence of Section 9.01 of the Original Indenture is hereby supplemented for purposes of the Notes by deleting such clause in its entirety and substituting the following therefor:

          (iv) to cure any ambiguity, omission, defect or inconsistency, or to make any other provisions with respect to matters or questions arising under the Indenture; provided that such action shall not adversely affect the interests of the Holders of Notes; or

     2. The first sentence of Section 9.01 of the Original Indenture is hereby supplemented for purposes of the Notes by the addition of the following clauses:

          (xi) to provide for uncertificated Notes in addition to or in place of certificated Notes; PROVIDED, HOWEVER, that the uncertificated Notes are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;

          (xii) to add the Subsidiary Guarantee of a Restricted Subsidiary with respect to the Notes;

          (xiii)    to secure the Notes;

          (xiv) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Notes;

          (xv) to surrender any right or power conferred upon the Company or any Restricted Subsidiary; or

          (xvi) to make any change that does not adversely affect the rights of any Holder of the Notes.

     3. The first sentence of Section 9.02 of the Original Indenture is hereby supplemented for purposes of the Notes by deleting clause (ii) in its entirety and substituting the following therefor:

          (ii) release any Restricted Subsidiary from its Subsidiary Guarantee (except as permissible under Section 14.12);

     4. The first sentence of Section 9.02 of the Original Indenture is hereby supplemented for purposes of the Notes by the addition of the following clauses:

          (vii) reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed in accordance with Article Four; or

          (viii) impair the right of any Holder of the Notes to receive payment of principal of and interest on such Holder's Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Notes.

     5. The Indenture is additionally hereby supplemented for purposes of the Notes by the addition of the following paragraph to the end of Section 9.02:

          After a supplemental indenture under this Section becomes effective, the Company shall mail to Noteholders a notice briefly describing such supplemental indenture. The failure to give such notice to all Noteholders, or any defect therein, shall not impair or affect the validity of a supplemental indenture under this Section.

F.   PROVISIONS SUPPLEMENTAL TO ARTICLE TEN
     --------------------------------------
     ARTICLE TEN OF THE ORIGINAL INDENTURE IS HEREBY AMENDED FOR PURPOSES OF THE NOTES BY DELETING SUCH ARTICLE IN ITS ENTIRETY AND SUBSTITUTING THE FOLLOWING THEREFOR:

     SECTION 10.01. WHEN COMPANY MAY MERGE OR TRANSFER ASSETS.
                    -----------------------------------------
          The Company shall not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of related transactions, all or substantially all its assets to, any Person, unless:

               (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

               (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default or Event of Default shall have occurred and be continuing;

               (iii)     immediately after giving effect to such
          transaction, the Successor Company would be able to incur an additional $1.00 of Indebtedness pursuant to Section 5.08(a);

               (iv) immediately after giving effect to such transaction, the Successor company shall have Consolidated Net Worth in an amount that is not less than the Consolidated Net Worth of the Company prior to such transaction; and

               (v) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, but the predecessor Company in the case of a lease of all or substantially all its assets shall not be released from the obligation to pay the principal of and interest on the Notes.

G.   PROVISIONS SUPPLEMENTAL TO ARTICLE ELEVEN
     -----------------------------------------
     Article Eleven of the Original Indenture is hereby supplemented for purposes of the Notes by deleting such Article in its entirety and substituting the following therefor:

     SECTION 11.01. OPTION TO EFFECT LEGAL DEFEASANCE OR COVENANT
                    ---------------------------------------------
                    DEFEASANCE.
                    ----------
          The Company may, at the option of its Board of Directors evidenced by a Board Resolution, at any time, elect to have either
     Section 11.02 or 11.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eleven.

     SECTION 11.02. LEGAL DEFEASANCE AND DISCHARGE.
                    ------------------------------
          Upon the Company's exercise under Section 11.01 hereof the option applicable to this Section 11.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 11.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, Legal Defeasance means that the Company shall be deemed to paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "Outstanding" only for the purposes of Section 11.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and the Company and the Subsidiary Guarantors shall be deemed to have satisfied all their other obligations under the Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Notes to receive solely from the trust fund described in Section 11.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's and Subsidiary Guarantors' obligations with respect to such Notes under Articles One, Two and Three and Section 5.03 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and
     (d) this Article Eleven. Subject to compliance with this Article Eleven, the Company may exercise its option under this Section 11.02 notwithstanding the prior exercise of its option under Section 11.03 hereof.

     SECTION 11.03. COVENANT DEFEASANCE.
                    -------------------
          Upon the Company's exercise under Section 11.01 hereof of the option applicable to this Section 11.03, the Company and the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in Section 11.04 hereof, be released from its obligations under the covenants contained in Article Five (except Sections 5.01, 5.02, and 5.06), Section 14.11 and Article Ten with respect to the Outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed not "Outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "Outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 7.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby.

     SECTION 11.04. CONDITIONS TO LEGAL OR COVENANT DEFEASANCE.
                    ------------------------------------------
          The following shall be the conditions precedent to the effectiveness of any Legal Defeasance or Covenant Defeasance:

          (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, unencumbered cash in United States dollars, unencumbered non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular Redemption Date;

          (b) in the case of an election under Section 11.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c) in the case of an election under Section 11.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance has not occurred;

          (d) no Default or Event of Default shall have occurred and be continuing on (i) the date of such deposit (other than a Default or Event of Default resulting from the Incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eleven concurrently with such Incurrence) and (ii) insofar as Sections 7.01(iv) or 7.01(v) hereof is concerned, at any time during the period ending on the 91st day after the date of deposit (such condition not being satisfied until such 91st day) ;

          (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f) the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;

          (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

          (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 11.05. DEPOSITED MONEY AND GOVERNMENT SECURITIES TO BE
               -----------------------------------------------
               HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.
               ---------------------------------------------
          Subject to Section 11.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 11.05, the "Trustee") pursuant to Section 11.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

          The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 11.04 hereof or the principal and interest received in respect thereof.

          Anything in this Article Eleven to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 11.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 11.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

     SECTION 11.06. REPAYMENT TO COMPANY.
                    --------------------
          Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as a creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; PROVIDED, HOWEVER, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in THE NEW YORK TIMES and THE WALL STREET JOURNAL (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

     SECTION 11.07. REINSTATEMENT.
                    -------------
          If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 11.02 or 11.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.02 or 11.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 11.02 or 11.03 hereof, as the case may be; PROVIDED, HOWEVER, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

H.   PROVISIONS SUPPLEMENTAL TO ARTICLE TWELVE
     -----------------------------------------
     Section 12.01 of the Original Indenture is hereby supplemented for purposes of the Notes by the addition of the following paragraph, provided that, to the extent any provision of the following paragraph conflicts with the existing provisions of Section 12.01 of the Indenture, the terms set forth in this paragraph shall govern with respect to the Notes.

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or the Subsidiary Guarantors under the Notes, this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

I.   PROVISIONS SUPPLEMENTAL TO ARTICLE THIRTEEN
     -------------------------------------------
     Section 13.02(c) of the Original Indenture is hereby supplemented for purposes of the Notes by the addition of the following clause (iii) to follow clause (ii):

     or (iii) there shall have occurred and be continuing a Default or an Event of Default with respect to any Securities represented by a Global Security.

J.   PROVISIONS SUPPLEMENTAL TO ARTICLE FOURTEEN
     -------------------------------------------
     1. Section 14.02 of the Original Indenture is hereby amended for purposes of the Notes by the addition of the following sentence to follow the last sentence of such Section:

          The Guarantors unconditionally and jointly and severally guarantee the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Indenture.

     2. Article Fourteen of the Original Indenture is hereby supplemented for purposes of the Notes by the following additional sections. To the extent that any additional section in Article Fourteen set forth herein is inconsistent with the other provisions of Article Fourteen, the sections set forth herein shall govern.

     SECTION 14.10. EXECUTION AND DELIVERY OF SUBSIDIARY
                    ------------------------------------
                    GUARANTEES.
                    ----------
          Each Subsidiary that executes and delivers to the Trustee from time to time an Addendum to Subsidiary Guarantee after the Issue Date shall be a Subsidiary Guarantor as if such Subsidiary had been a signatory to this Indenture, and no such Addendum to Subsidiary Guarantee must be executed and delivered by the Company or any other Subsidiary Guarantor. The Company and each Subsidiary Guarantor hereby consents to any such Addendum, whether or not it receives notice thereof.

          To evidence the Subsidiary Guarantees set forth in Section 14.02 hereof, each of the Subsidiary Guarantors agrees that a notation of the Subsidiary Guarantees substantially in the form included as Exhibit B hereto shall be endorsed on each Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of the Subsidiary Guarantors by the Chairman of the Board, any Vice Chairman, the President or one of the Vice Presidents of the Subsidiary Guarantors, under a facsimile of its seal reproduced on this Indenture and attested to by an Officer other than the Officer executing this Indenture.

          Each of the Subsidiary Guarantors agrees that the Subsidiary Guarantees set forth in this Article Fourteen will remain in full force and effect and apply to all the Notes notwithstanding any failure to endorse on each Note a notation of the Subsidiary Guarantees.

          If an Officer whose facsimile signature is on a Note no longer holds that office at the time the Trustee authenticates the Note on which the Subsidiary Guarantees are endorsed, the Subsidiary
     Guarantees shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantees set forth in this Indenture on behalf of the Subsidiary Guarantors.

     SECTION 14.11. RESTRICTED SUBSIDIARIES MAY CONSOLIDATE, ETC.,
                    ----------------------------------------------
                    ON CERTAIN TERMS.
                    ----------------
          (a) No Restricted Subsidiary may consolidate with or merge with or into (whether or not such Restricted Subsidiary is the surviving Person) another Person, whether or not affiliated with such Restricted Subsidiary, unless (i) subject to the provisions of
     Section 14.13, the Person formed by or surviving any such consolidation or merger (if other than such Restricted Subsidiary) assumes all of the obligations of such Restricted Subsidiary, pursuant to a supplemental indenture, in form and substance satisfactory to the Trustee, under the Indenture, (ii) immediately after giving effect to such transaction, no Default or Event of Default exists, (iii) such Restricted Subsidiary, or any Person formed by or surviving any such consolidation or merger, would have Consolidated Net Worth (immediately after giving effect to such transaction) equal to or greater than the Consolidated Net Worth of such Restricted Subsidiary immediately preceding the transaction,
     (iv) the Company would be permitted, immediately after giving effect to such transaction, to incur at least $1.00 of additional Indebtedness pursuant to Section 5.08(a); PROVIDED that the foregoing provisions will not restrict the ability of a Restricted Subsidiary to consolidate or merge with the Company or another Wholly-Owned Restricted Subsidiary, and (v) such Restricted Subsidiary shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel addressed to the Trustee, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or disposition and such supplemental indenture, if any, comply with this Indenture and that such supplemental indenture is enforceable. In case of any such consolidation, merger or transfer of assets and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantees endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by such Guarantor, such successor corporation shall succeed to and be substituted for such Restricted Subsidiary with the same effect as if it had been named herein as a Restricted Subsidiary. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          (b) The Trustee, subject to the provisions of Section 14.13 hereof, shall be entitled to receive an Officers' Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale or conveyance, and any such assumption of Obligations, comply with the provisions of this Section 14.12. Such Officers' Certificate and Opinion of Counsel shall comply with the provisions of Section 14.13.

     SECTION 14.12. RELEASE FOLLOWING SALE OF ASSETS.
                    --------------------------------
          (a) In the event of a sale or other disposition of all of the assets of any Restricted Subsidiary (other than to or with the Company or a Wholly-Owned Restricted Subsidiary), by way of merger, consolidation or otherwise, or a sale or other disposition of all of the Capital Stock of any Restricted Subsidiary (other than to the Company or a Wholly-Owned Restricted Subsidiary), then such Restricted Subsidiary (in the event of a sale or other disposition, by way of such a merger, consolidation or otherwise, of all of the Capital Stock of such Restricted Subsidiary) or the corporation acquiring the property (in the event of a sale or other disposition of all of the assets of such Restricted Subsidiary) will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with Section 5.12. In addition, in the event the Company designates a Restricted Subsidiary to be an Unrestricted Subsidiary, then such Restricted Subsidiary will be released and relieved of any obligations under its Subsidiary Guarantee; PROVIDED that such designation is conducted in accordance with the applicable provisions of this Indenture. Upon delivery by the Company to the Trustee of an Officer's Certificate and Opinion of Counsel, to the effect that such sale or other disposition or designation was made by the Company in accordance with the provisions of this Indenture, including without limitation Section 5.12 or 5.17 hereof, as applicable, the Trustee shall execute any documents reasonably required in order to evidence the release of any such Restricted Subsidiary from its obligations under its Subsidiary Guarantee. Any Restricted Subsidiary not released from its obligations under its Subsidiary Guarantee shall remain liable for the full amount of principal of and interest on the Notes and for the other Obligations of any Restricted Subsidiary under this Indenture as provided in this Article Fourteen.

     SECTION 14.13. APPLICATION OF CERTAIN TERMS AND PROVISIONS TO
                    ----------------------------------------------
                    THE SUBSIDIARY GUARANTORS.
                    -------------------------
          (a) For purposes of any provision of this Indenture which provides for the delivery by any Subsidiary Guarantor of an Officers' Certificate and/or an Opinion of Counsel, the definitions of such terms in Section 1.01 shall apply to such Subsidiary Guarantor as if references therein to the Company were references to such Subsidiary Guarantor.

          (b) For purposes of any provision of this Indenture which provides for the execution by any Subsidiary Guarantor of a Subsidiary Guarantee, the terms of Article Three relating to execution of Securities by the Company shall apply to the execution of a Subsidiary Guarantee as if references to the Company were references to the applicable Subsidiary Guarantor and references to Securities were references to the Subsidiary Guarantee.

          (c) Any request, direction, order or demand which by any provision of this Indenture is to be made by any Subsidiary
     Guarantor, shall be sufficient if evidenced as described in
     Section 1.05 as if references therein to the Company were references to such Subsidiary Guarantor.

          (d) Upon any demand, request or application by any Subsidiary Guarantor to the Trustee to take any action under this Indenture, such Subsidiary Guarantor shall furnish to the Trustee such certificates and opinions as are required in Section 1.02 hereof as if all references therein to the Company were references to such Subsidiary Guarantor.

K.   MISCELLANEOUS
     -------------
     1. Except as expressly supplemented by this Supplement, the Original Indenture shall remain unchanged and in full force and effect.

     2. This Supplement shall be construed as supplemental to the Original Indenture and shall form a part thereof with respect to the Notes.

     3. All references in the Original Indenture to any Section or subsection of the Original Indenture shall be deemed, for purposes of the Notes, to refer to such Section or subsection, as applicable, of the Indenture as supplemented by the relevant provision of this Supplement. Any reference by number to a numbered Section or subsection of the Indenture whose numbering changes as a result of this Supplement shall be deemed to refer to such renumbered Section or subsection.

     4. This Supplement and the Notes shall be construed in accordance with and governed by the laws of the State of New York.
     IN WITNESS WHEREOF, the parties have caused this Supplement to be duly executed as of the date first written above.

                         AAMES FINANCIAL CORPORATION

                         By:___________________________________
                         Name:
                         Title:

                         AAMES CAPITAL CORPORATION

                         By:___________________________________
                         Name:
                         Title:

                         AAMES CAPITAL CORPORATION OF MINNESOTA

                         By:___________________________________
                         Name:
                         Title:

                         AAMES FUNDING CORPORATION

                         By:___________________________________
                         Name:
                         Title:

                         AAMES HOME LOAN

                         By:___________________________________
                         Name:
                         Title:

                         AAMES HOME LOAN OF AMERICA

                         By:___________________________________
                         Name:
                         Title:

                         AAMES HOME LOAN OF COLORADO, INC.

                         By:___________________________________
                         Name:
                         Title:

                         AAMES HOME LOAN OF NEVADA, INC.

                         By:___________________________________
                         Name:
                         Title:

                         ONE STOP MORTGAGE, INC.

                         By:___________________________________
                         Name:
                         Title:

                         OXFORD AVIATION CORPORATION, INC.

                         By:___________________________________
                         Name:
                         Title:

                         OXFORD ESCROW CO.

                         By:___________________________________
                         Name:
                         Title:

                         ROSSMORE FINANCIAL, INC.

                         By:___________________________________
                         Name:
                         Title:

                         SERRANO INSURANCE SERVICES, INC.

                         By:___________________________________
                         Name:
                         Title:

                         WINDSOR MANAGEMENT CO.

                         By:___________________________________
                         Name:
                         Title:

                         THE CHASE MANHATTAN BANK

                         By:___________________________________
                         Name:
                         Title:


                                                                      EXHIBIT A

                      FORM OF 9.125% SENIOR NOTE DUE 2003

                          AAMES FINANCIAL CORPORATION

No. __                                                      CUSIP No. 00253AAD3

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO AAMES FINANCIAL CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITY REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY OR ANOTHER NOMINEE OF SUCH DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]<F1>

     AAMES FINANCIAL CORPORATION, a Delaware corporation, promises to pay CEDE & CO., or registered assigns, the principal sum of ONE HUNDRED AND FIFTY MILLION Dollars on November 1, 2003.

     Interest Payment Dates:  May 1 and November 1

     Record Dates:            April 15 and October 15





_____________________________
<F1> Insert for Global Security


Additional provisions of this Security are set forth below.

Dated:

                         AAMES FINANCIAL CORPORATION

                         By:______________________________
                                   President

                         By:______________________________
                                   Secretary



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

This is one of the Securities of
the series designated therein
referred to in the within-
mentioned Indenture.

THE CHASE MANHATTAN BANK

By______________________________
     Authorized Signatory



                          AAMES FINANCIAL CORPORATION

     1.   INTEREST.
          --------
     Aames Financial Corporation, a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "COMPANY"), promises to pay interest on the principal amount of this Security at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year. Interest on this Security will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from October 21, 1996. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     The Company shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under the Bankruptcy Code or any similar law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

     2.   METHOD OF PAYMENT.
          -----------------
     The Regular Record Date for any interest payment is the close of business on April 15 or October 15, as the case may be, whether or not such date is a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. The Company will pay interest on this Security (except Defaulted Interest (as herein defined)) to the Person(s) who is the registered holder of this Security on the relevant Regular Record Date even if this Security is canceled after the Regular Record Date and on or before the relevant Interest Payment Date. Holder must surrender this Security to the Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may pay principal and interest by check payable in such money. The Company may mail an interest check to a Holder's registered address. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "DEFAULTED INTEREST") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of his having been such Holder and shall be paid as provided in the Indenture referenced herein.

     3.   PAYING AGENT AND SECURITY REGISTRAR.
          -----------------------------------
     Initially, The Chase Manhattan Bank, a New York banking corporation, will act as Paying Agent and Security Registrar. The Company may appoint and change any Paying Agent, Security Registrar or Co-Security Registrar without notice. The Company or any of its Wholly-Owned Subsidiaries may act as Paying Agent, Security Registrar or Co-Security Registrar.

     4.   INDENTURE.
          ---------
     The Company issued this Security under an Indenture dated as of October 21, 1996, between the Company and The Chase Manhattan Bank, a New York banking corporation, as trustee (the "Trustee"), as supplemented by the First Supplemental Indenture dated as of October 21, 1996 (collectively, as amended from time to time, the "INDENTURE"). The terms of this Security include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. This Security is subject to all such terms, and the Holder is referred to the Indenture and the Act for a statement of those terms.

     The Securities are general unsecured obligations of the Company limited to $150 million aggregate principal amount. The Indenture contains certain covenants, including covenants with respect to the following matters:
(i) limitations on Indebtedness; (ii) limitations on Liens; (iii) limitations on Restricted Payments such as dividends, repurchases of the Company's or its Subsidiaries' stock and repurchases of Subordinated Obligations;
(iv) limitations on restrictions on distributions from Restricted Subsidiaries;
(v) limitations on issuance of Preferred Stock; (vi) limitations on sales of assets and Subsidiary Stock; and (vii) limitations on merger and consolidation.

     5.   OPTIONAL REDEMPTION.
          -------------------
     Except as described in the following paragraph, this Security will not be redeemable at the option of the Company prior to November 1, 2000. Thereafter, this Security will be redeemable, at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to Holder's registered address, at the following Redemption Prices (expressed in percentages of principal amount), plus accrued interest to the Redemption Date (subject to the right of the Holder on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), if redeemed during the 12-month period commencing on November 1 of the years set forth below:

                                             REDEMPTION
          PERIOD                             PRICE
          ------                             ----------
          2000                               104.562%
          2001                               102.281%
          2002 and thereafter                    100%

     In addition, at any time and from time to time prior to November 1, 1999, the Company may (but shall not have the obligation to) redeem in the aggregate up to 30% of the original principal amount of the Securities with the proceeds of one or more Public Equity Offerings, at a Redemption Price (expressed as a percentage of principal amount) of 110% plus accrued interest to the Redemption Date (subject to the right of Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date); PROVIDED, HOWEVER, that at least $100 million aggregate principal amount of the Securities must remain outstanding after each such redemption.

     In the case of any partial redemption, selection of the Securities for redemption will be made by the Trustee on a PRO RATA basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Security of $1,000 in original principal amount or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption relating to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security.

     6.   NOTICE OF REDEMPTION.
          --------------------
     Notice of redemption must be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

     7.   PUT PROVISIONS.
          --------------
     Upon a Change of Control, the Holder of this Security will have the right to cause the Company to repurchase all or any part of this Security at a repurchase price equal to 101% of the principal amount of this Security plus accrued interest to the date of purchase (the "CHANGE OF CONTROL PURCHASE DATE") (subject to the right of the Holders on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) as provided in, and subject to the terms of, the Indenture.

     8.   SUBSIDIARY GUARANTEE.
          --------------------
     The Subsidiary Guarantors have irrevocably, fully and unconditionally guaranteed on an unsecured senior basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company under the Indenture and this Security, whether for principal of or interest on the Securities, to the extent provided in the Indenture. Such Guarantee, however, will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Subsidiary Guarantors without rendering the Guarantee, as it relates to the Subsidiary Guarantors, voidable under Applicable Law relating to fraudulent conveyance or fraudulent transfer.

     9.   DENOMINATIONS; TRANSFER; EXCHANGE.
          ---------------------------------
     The Securities are in registered form without coupons in denominations of $1,000 and integral multiples thereof and will initially be represented by a global certificate only. A Holder may transfer or exchange Securities in accordance with the Indenture. The Security Registrar or the Company may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Security Registrar shall not be required (i) to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of selection of Securities to be redeemed and ending at the close of business on the day of the mailing of the relevant notice of redemption of the Securities so selected for redemption, or (ii) to register the transfer or exchange of the Securities or portions thereof so selected for redemption.

     10.  PERSONS DEEMED OWNERS.
          ---------------------
     The registered holder of this Security may be treated as the owner of it for all purposes.

     11.  DISCHARGE AND DEFEASANCE.
          ------------------------
     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Securities and Indenture (and in certain instances, the Subsidiary Guarantors' obligations under the Indenture) if the Company deposits with the Trustee unencumbered money or unencumbered U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Securities to redemption or maturity, as the case may be.

     12.  AMENDMENT, WAIVER.
          -----------------
     Subject to certain exceptions, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities) and any past default or compliance with any provisions may also be waived with the consent of the Holders of a majority in principal amount of the Securities then outstanding. However, without the consent of each Holder of an outstanding Security affected thereby, no amendment or waiver may, among other things, (i) reduce the amount of Securities whose Holders must consent to an amendment, (ii) reduce the rate of or extend the time for payment of interest on any Security, (iii) reduce the principal of or extend the Final Maturity of any Security, (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed as described under "Optional Redemption" above,
(v) make any Security payable in money other than that stated in the Security,
(vi) impair the right of any Holder of the Securities to receive payment of principal of and interest on such Holder's Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Securities, (vii) release any Restricted Subsidiary from its Subsidiary Guarantee (except to the extent permissible under the Indenture), or (viii) make any change in the amendment provisions or in the waiver provisions which require each Holder's consent.

     Without the consent of any Holder of the Securities, the Company and Trustee may amend the Indenture (i) to cure any ambiguity, omission, defect or inconsistency, (ii) to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture, (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities (provided that the uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Securities are described in Section 163 (f) (2) (B) of the
Code), (iv) to add the guaranty of a Restricted Subsidiary with respect to the Securities, (v) to secure the Securities, (vi) to add to the covenants of the Company or any Restricted Subsidiary for the benefit of the Holders of the Securities, (vii) to surrender any right or power conferred upon the Company or any Restricted Subsidiary or (viii) to make any change that does not adversely affect the rights of any Holder of the Securities.

     The consent of the Holders of the Securities is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

     After an amendment under the Indenture becomes effective, the Company is required to mail to Holders of the Securities a notice briefly describing such amendment. However, the failure to give such notice to all Holders of the Securities, or any defect therein, will not impair or affect the validity of the amendment.

     13.  DEFAULTS AND REMEDIES.
          ---------------------
     An Event of Default is defined in the Indenture as (i) a default in the payment of interest on the Securities when due, continuing for 30 days or more,
(ii) a default in the payment of principal of any Security when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration of acceleration or otherwise, (iii) the failure by the Company to comply with its obligations in certain covenants, (iv) the failure by the Company to comply for 30 days after notice with its other agreements contained in the Indenture, (v) Indebtedness of the Company or any Recourse Subsidiary is not paid within any applicable grace period after maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $5 million (the "cross acceleration provision"), (vi) certain events of bankruptcy, insolvency or reorganization of the Company or a Recourse Subsidiary (the "bankruptcy provisions") or (vii) any judgment or decree for the payment of money in excess of $5 million is rendered against the Company or a Recourse Subsidiary, and such judgment is not discharged, waived or stayed within 60 days (the "judgment default provision").

     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Securities may declare the principal of and accrued by unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs and is continuing, the principal of and interest on all the Securities will IPSO FACTO become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders of the Securities. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

     If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Securities pursuant to the optional redemption provisions of the Securities, an equivalent premium shall also become and be immediately due and payable upon the acceleration of the Securities. If any Event of Default occurs prior to November 1, 2000 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Securities prior to such date, then the premium specified in the Indenture shall also become and be immediately due and payable upon the acceleration of the Securities.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Securities unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Security may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Security or that would involve the Trustee in Personal liability.

     The Indenture provides that if a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder of the Securities notice of the Default within 60 days after it occurs. Except in the case of a Default or Event of Default in the payment of principal of or interest on any Security, the Trustee may withhold notice if and so long as a committee of its trust officers determines that withholding notice is not opposed to the interest of the Holders of the Securities. In addition, the Company is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default or Event of Default that occurred during the previous year. The Company also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults or Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.

     14.  TRUSTEE DEALINGS WITH THE COMPANY.
          ---------------------------------
     Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     15.  NO RECOURSE AGAINST OTHERS.
          --------------------------
     A director, officer, employee or stockholder, as such, of the Company, any Subsidiary Guarantor or the Trustee shall not have any liability for any obligations of the Company, such Subsidiary Guarantor or the Trustee, respectively, under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waivers and release are part of the consideration for the issue of the Securities.

     16.  AUTHENTICATION.
          --------------
     This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the second page of this Security.

     17.  ABBREVIATIONS.
          -------------
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

     18.  CUSIP NUMBERS.
          -------------
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representations is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

     19.  GOVERNING LAW.
          -------------
     THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security in large type. Requests may be made to:

                    Aames Financial Corporation
                    3731 Wilshire Boulevard
                    10th Floor
                    Los Angeles, California  90010
                    Attention:  General Counsel
                                  ASSIGNMENT


(To be executed by the registered Holder if such Holder desires to transfer this Security)


     FOR VALUE RECEIVED _________________ hereby sells, assigns and transfers unto _____________________________________________.

PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

                 (Please print name and address of transferee)

this Security, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint ___________________ Attorney to transfer this Security on the Security Register, with full power of substitution.

Dated:

Signature of Holder                Signature Guaranteed:

NOTICE:   The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT PURCHASE
                            (check as appropriate)

[ ]  In connection with the Change of Control Offer made pursuant to Section
5.14 of the Indenture, the undersigned hereby elects to have

     [ ]  the entire principal amount

     [ ] $ _______________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or an amount in cash equal to 101% of the principal amount indicated in the preceding sentence plus accrued and unpaid interest thereon to the date of purchase.

[ ] In connection with an Asset Sale made pursuant to Section 5.12 of the Indenture, the undersigned hereby elects to have

     [ ]  the entire principal amount

     [ ] $______________ ($1,000 in principal amount or an integral multiple thereof) principal amount of this Security repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ________________ an amount in cash equal to 100% of the principal amount indicated in the preceding sentence, plus accrued and unpaid interest thereon, if any, to the date of purchase.

Dated:

Signature of Holder                     Signature Guaranteed:

NOTICE:   The signature to the foregoing must correspond to the Name as written upon the face of this Security in every particular, without alteration or any change whatsoever.



                                                                      Exhibit B

                         FORM OF SUBSIDIARY GUARANTEE

     The Subsidiary Guarantors listed below (hereafter referred to as the "SUBSIDIARY GUARANTORS," which term includes any successors or assigns under the Indenture (the "INDENTURE") and any additional Subsidiary Guarantors), hereby irrevocably and unconditionally guarantee (i) the due and punctual payment of the principal of, premium, if any, and interest on the 9.125% Senior Notes due 2003 (the "Notes") of Aames Financial Corporation, a Delaware corporation (the "Company"), whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal, and premium if any, and (to the extent permitted by law) interest on any interest, if any, on the Notes, and the due and punctual performance of all other obligations of the Company, to the Holders or the Trustee all in accordance with the terms set forth in Article Fourteen of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Subsidiary Guarantee.

     The obligations of each Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee.

     No stockholder, officer, director or incorporator, as such, past, present or future of each Subsidiary Guarantor shall have any liability under this Subsidiary Guarantee by reason of his or its status as such stockholder, officer, director or incorporator.

     This is a continuing Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's obligations under the Notes and Indenture and shall inure to the benefit of the successors and assigns of the Trustee and the Holders, and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a Guarantee of payment and not of collectibility.

     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Note upon which this Subsidiary Guarantee is noted shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

     The Obligations of each Subsidiary Guarantor under its Subsidiary Guarantee shall be limited to the extent necessary to insure that it does not constitute a fraudulent conveyance under Applicable Law.

     THE TERMS OF ARTICLE FOURTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

Dated as of _____________________

                              [SUBSIDIARY GUARANTOR]

                              By: ___________________________
                              Name: _________________________
                              Title: __________________________


Attest:_____________________


                                                                      Exhibit C

                   FORM OF ADDENDUM TO SUBSIDIARY GUARANTEE

     Pursuant to Section 14.10 of the Indenture dated as of October 21, 1996 by and among Aames Financial Corporation (the "Company"), the Subsidiary Guarantors listed on the signature page thereto, and The Chase Manhattan Bank, a New York banking corporation, as Trustee, as supplemented by a Supplemental Indenture dated as of October 21, 1996 (collectively, the "Indenture"), the undersigned hereby agrees, represents and acknowledges that it is a Subsidiary Guarantor under the Indenture for all purposes, and jointly and severally with all other Subsidiary Guarantors under the Indenture as may exist from time to time, as if it had been a signatory to the Indenture.

     The undersigned hereby irrevocably and unconditionally guarantees (i) the due and punctual payment of the principal of, premium, if any, and interest on the Company's 9.125% Senior Notes due 2003 in an aggregate principal amount of $150,000,000 (the "Notes"), whether at Stated Maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal and interest, if any, of the Notes, to the extent lawful, and the due and punctual performance of all other Obligations of the Company to the Holders of Notes or the Trustee under and as defined in the Indenture, all subject to the terms and limitations set forth in Article Fourteen of the Indenture, (ii) in case of any extension of time of payment or renewal of any Notes or any such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise, and (iii) the payment of any and all costs and expenses (including reasonable attorneys' fees) incurred by the Trustee or any Holder in enforcing any rights under this Addendum to Subsidiary Guarantee.

     The obligations of the undersigned Subsidiary Guarantor to the Holders and to the Trustee pursuant to this Addendum to Subsidiary Guarantee and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to such Indenture for the precise terms of this Addendum to Subsidiary Guarantee.

     No director, officer, employee, stockholder or incorporator, as such, past, present or future, of the undersigned Subsidiary Guarantor shall have any liability under this Addendum to Subsidiary Guarantee by reason of his or its status as such director, officer, employee, stockholder or incorporator.

     This is a continuing guarantee and, except as otherwise provided in
Section 5.17 of the Indenture, shall remain in full force and effect and shall be binding upon the undersigned Subsidiary Guarantor and its successors and assigns until full and final payment of all of the Company's Obligations and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This is a guarantee of payment and not of collectibility.

     THE TERMS OF ARTICLE FOURTEEN OF THE INDENTURE ARE INCORPORATED HEREIN BY REFERENCE.

     The undersigned Subsidiary Guarantor hereby represents and warrants as follows:

               (i) The undersigned has been duly incorporated or organized and is validly existing as a corporation, partnership or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized. The undersigned is duly qualified and in good standing as a foreign corporation, partnership or other entity in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary, except for such jurisdictions where the failure to so qualify would not have a material adverse effect on the assets or properties, business, results of operations or financial condition of the Company and its Subsidiaries taken as a whole. The undersigned has all requisite corporate, partnership or other power and authority, and all necessary authorizations, approvals, consents, orders, licenses, certificates and permits (collectively, "Permits") of and from all governmental or regulatory bodies or any other Person or entity, including any and all licenses, permits and approvals required under any Applicable Law, to (i) own, lease and license its assets and properties and conduct its businesses as now being conducted and as proposed to be conducted, (ii) to enter into, deliver and perform its obligations under this Addendum to Subsidiary Guarantee and the Indenture to the extent it is, becomes or is deemed a party thereto. The undersigned has fulfilled and performed in all material respects all of its obligations with respect to such Permits, and the undersigned is not in material violation of any term or provision of any such Permits, nor has any event occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or which could result in any material impairment of the rights of the undersigned. No such Permit contains a materially burdensome restriction.

               (ii) Neither the execution, delivery and performance of its obligations under this Addendum to Subsidiary Guarantee or the Indenture by the undersigned nor the consummation of any of the transactions contemplated hereby or thereby will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any Subsidiary pursuant to the terms of, any indenture, mortgage, deed of trust or other material agreement or instrument to which the Company or any Subsidiary is a party or by which it or any of its properties or businesses is bound, or any franchise, license, Permit, judgment, decree, order, statute, rule or regulation applicable to the undersigned or violate any provision of the charter, by-laws, partnership agreement or other organizational document of the undersigned, except for such consents or waivers which have already been obtained and are in full force and effect, or require any authorization, consent, order, license, certificate or Permit of or from any governmental or regulatory body under any Federal, state or local law except for those which have been obtained.

               (iii) All necessary corporate, partnership or other action has been duly and validly taken by the undersigned to authorize the execution, delivery and performance of this Addendum to Subsidiary Guarantee and the Indenture.

               (iv) This Addendum to Subsidiary Guarantee constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles. The Indenture will constitute the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

     Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.

                              Subsidiary Guarantor:

                              ___________________________________


                              By:________________________________
                              Name:
                              Title: